UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney St., Suite 402 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9975

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SYBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On January 29, 2020, the Board of Directors (the “Board”) of Synlogic, Inc. (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Michael F. Burgess, M.B., Ch.B., Ph.D., effective February 3, 2020 (the “Effective Date”), as a director to the Board to serve as a Class III Director with a term expiring at the Company’s 2021 annual meeting of stockholders.

Dr. Michael Burgess has been President of Research and Development at Turnstone Biologics since 2017. Prior to joining Turnstone Biologics, Dr. Burgess worked at Bristol-Myers Squibb where he led strategy and execution of translational medicine, early-stage clinical trials and clinical pharmacology across all therapeutic areas. Prior to his work at Bristol-Myers Squibb, Dr. Burgess held several senior leadership positions at Roche Pharmaceuticals, including acting Global Head of Roche Pharma Research and Early Development (pRED) and Senior Vice President and Global Head of Oncology Research and Early Development. Before joining Roche Pharmaceuticals, Dr. Burgess worked on early stage oncology clinical trials at Lilly and Company. He received his medical degree (M.B., Ch.B.) and a Ph.D. in molecular biology from the University of Bristol, U.K. and spent 10 years as a practicing physician in pediatrics and pediatric oncology.

In connection with Dr. Burgess’ election to the Board, and pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Program (as amended as described in Item 5.02(e) below) (the “Director Compensation Program”), on the Effective Date, Dr. Burgess will be granted a stock option to purchase 30,000 shares of the Company’s common stock. The stock option will have an exercise price per share equal to the closing price of the Company’s common stock on The Nasdaq Capital Market on the date of grant. The stock option will vest in substantially equal installments on each of the first three anniversaries of the date of grant, subject to Dr. Burgess’ continued service as a director.

In addition, Dr. Burgess is entitled to receive an annual cash retainer of $40,000 for his service as a non-employee director of the Company pursuant to the Director Compensation Program, prorated for the portion of the year that Dr. Burgess serves as a director.

Also in connection with Dr. Burgess’ election to the Board, Dr. Burgess and the Company will enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.13 to the Company’s Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-206544) filed by the Company on September 11, 2015. Under this agreement, the Company will agree, among other things, to indemnify Dr. Burgess for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

There are no arrangements or understandings between Dr. Burgess and any other person pursuant to which Dr. Burgess was appointed as a director. There are no transactions to which the Company is a party and in which Dr. Burgess has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Dr. Burgess has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

On January 30, 2020, the Company issued a press release announcing Dr. Burgess’ appointment to the Board, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

(e) Compensatory Arrangement

On December 19, 2019, the Board, following the recommendation of the Compensation Committee, approved an amendment to the Director Compensation Policy, effective January 1, 2020. Pursuant to the Director Compensation Policy, as amended, the Company’s non-employee directors are entitled to receive compensation in the following amounts, which may be paid in cash quarterly or, at the election of the director, in the form of an option equal to the Black-Scholes value of the annual retainer, which option will be granted on the first business day of the calendar year and will vest in four quarterly installments on the last day of each calendar quarter during the calendar year, subject to continued service through each applicable vesting date:

•	Each non-employee director receives an annual retainer in the amount of $40,000 per year.

•	A non-employee director serving as Chairman of the Board receives an additional annual retainer in the amount of $30,000 per year.

•

A non-employee director serving as chairperson of the Audit Committee receives an additional annual retainer of $15,000 for such service. A non-employee director serving as a member of the Audit Committee (other than the chairperson) receives an additional annual retainer of $7,500 for such service.

•

A non-employee director serving as chairperson of the Compensation Committee receives an additional annual retainer of $12,000 for such service. A non-employee director serving as a member of the Compensation Committee (other than the chairperson) receives an additional annual retainer of $5,000 for such service.

•

A non-employee director serving as chairperson of the Nominating and Corporate Governance Committee receives an additional annual retainer of $8,000 for such service. A non-employee director serving as a member of the Nominating and Corporate Governance Committee (other than the chairperson) receives an additional annual retainer of $4,000 for such service.

Under the Director Compensation Program, upon a director’s initial appointment or election to the Board, the non-employee director will receive an option to purchase 30,000 shares of common stock (subject to adjustment as provided in the applicable equity plan) (the “Initial Grant”). In addition, each non-employee director who has been serving as a director for at least three months prior to any annual stockholder meeting and will continue to serve as a director immediately following such annual stockholder meeting will be automatically granted, on the date of such annual stockholder meeting, an option to purchase 15,000 shares of common stock (subject to adjustment as provided in the applicable equity plan) (the “Annual Grant”). The Initial Grant will vest in substantially equal installments on each of the first three anniversaries of the applicable grant date, subject to continued service through each applicable vesting date, and the Annual Grant will vest in full on the earlier of the first anniversary of the applicable grant date or immediately prior to the next annual stockholder meeting after the applicable grant date, subject to continued service through such vesting date. In addition, pursuant to the terms of the Director Compensation Program, all equity awards outstanding and held by a non-employee director will vest in full immediately prior to the occurrence of a change in control.

The foregoing summary of the Director Compensation Program does not purport to be complete and is qualified in its entirety by reference to such policy, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Non-Employee Director Compensation Program

99.1	Press Release dated January 30, 2020.

#	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNLOGIC, INC.

Date: January 31, 2020	By:	/s/ Aoife Brennan
	Name:	Aoife Brennan
	Title:	President and Chief Executive Officer